UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2011
DCB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Ohio	0-22387	31-1469837

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio	43035

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 657-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
As announced on June 6, 2011, effective close of business on June 22, 2011, David J. Folkwein has resigned as Interim President and Chief Executive Officer, and director, of both DCB Financial Corp (the “Holding Company”) and The Delaware County Bank & Trust Company (“The Bank”).
Pending final regulatory approval, Executive Vice President and General Counsel, Thomas R. Whitney, age 62, will serve as Interim President and Chief Executive Officer, and as a director for the Holding Company and The Bank. Mr. Whitney has been with the Holding Company and The Bank since 1996 when he was appointed Vice President, Senior Trust Officer, and In-House Legal Counsel. He was promoted to Executive Vice President, General Counsel in 2010 and has been Secretary since 2008. Prior to joining the Holding Company and The Bank, Mr. Whitney was in private practice and served as outside legal counsel to The Bank.
Executive Vice President and Chief Credit Officer, Timothy J. Kirtley, will serve as Interim Chief Operating Officer of The Bank. Mr. Kirtley has been with The Bank since 2009. Prior to joining The Bank, Mr. Kirtley has 19 years of broadly-based banking experience, including commercial and commercial real estate lending, credit risk management, credit administration and approval.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit
Number	Exhibit Description

99
Press Release dated June 22, 2011, announcing appointment of Mr. Whitney as Interim President and Chief Executive Officer of DCB Financial Corp and The Delaware County Bank & Trust Company, and Mr. Kirtley as Interim Chief Operating Officer of The Delaware County Bank and Trust Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DCB FINANCIAL CORP
Date: June 22, 2011	By:	/s/ John A. Ustaszewski
John A. Ustaszewski
SVP and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99
Press Release dated June 22, 2011, announcing appointment of Mr. Whitney as Interim President and Chief Executive Officer of DCB Financial Corp and The Delaware County Bank & Trust Company, and Mr. Kirtley as Interim Chief Operating Officer of The Delaware County Bank and Trust Company.